Exhibit 10.2
AMENDED AND RESTATED SECURITY AGREEMENT
dated as of August 21, 2007
between
EACH OF THE GRANTORS PARTY HERETO
and
GENERAL ELECTRIC CAPITAL CORPORATION,
as Collateral Agent
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SCHEDULE 4.1 — GENERAL INFORMATION
EXHIBIT A — COLLATERAL SCHEDULE
EXHIBIT B — PLEDGE SUPPLEMENT
EXHIBIT C — COUNTERPART AGREEMENT
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     This SECURITY AGREEMENT, dated as of August 21, 2007 (this “Agreement”), between EACH OF THE UNDERSIGNED (other than the Collateral Agent (as herein defined)), whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the “Collateral Agent”).
RECITALS:
     WHEREAS, Las Vegas Sands, LLC (“Borrower”), Venetian Casino Resorts, LLC (“VCR”), certain other affiliates of Borrower, certain financial institutions, GE Capital Markets, Inc., as arranger, and GE Capital, as administrative agent, are parties to that certain FF&E Credit Agreement, dated as of December 14, 2006 (as amended prior to the date hereof, the “Existing FF&E Credit Agreement”);
     WHEREAS, in connection with the Existing FF&E Credit Agreement, Borrower and VCR entered into that certain Master Security Agreement, dated as of December 14, 2006 (as amended prior to the date hereof, the “Existing Security Agreement”);
     WHEREAS, the parties hereto are amending and restating the terms of the Existing FF&E Credit Agreement pursuant to the terms of that certain Amended and Restated FF&E Credit Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the amendment and restatement of the Existing FF&E Credit Agreement pursuant to the Credit Agreement, the parties hereto desire to amend and restate the Existing Security Agreement, all as set forth herein;
     WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities under the Existing Security Agreements and related Loan Documents (as defined in the Existing FF&E Credit Agreement), but rather that this Agreement amend, restate and consolidate in their entirety the Existing Security Agreement and re-evidence the Obligations of Borrower and VCR to Collateral Agent and Lenders outstanding thereunder, as well as evidence the additional obligations of Borrower and VCR to Collateral Agent and Lenders provided for herein; and
     WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Credit Agreement, each Grantor has agreed to secure such Grantor’s Obligations and Guaranteed Obligations under the Credit Documents as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:
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SECTION 1. DEFINITIONS.
     1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:
          “Additional Grantors” shall have the meaning assigned in Section 5.3.
          “Agreement” shall have the meaning set forth in the preamble.
          “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
          “Borrower” shall have the meaning set forth in the recitals.
          “Cash Proceeds” shall have the meaning assigned in Section 7.6.
          “Collateral” shall have the meaning assigned in Section 2.1.
          “Collateral Account” shall mean any account established by the Collateral Agent.
          “Collateral Agent” shall have the meaning set forth in the preamble.
          “Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
          “Collateral Schedule” shall mean any collateral schedule in the form of Exhibit A hereto (or such other form as may be reasonably acceptable to Collateral Agent) that may be executed at any time now or hereafter by the Grantors and Collateral Agent in connection herewith in accordance with the terms of this Agreement and the Credit Agreement.
          “Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
          “Credit Agreement” shall have the meaning set forth in the recitals.
          “Event of Default” shall have the meaning set forth in the Credit Agreement.
          “Grantors” shall have the meaning set forth in the preamble.
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          “Lender” shall have the meaning set forth in the recitals.
          “Obligations” shall have the meaning set forth in the Credit Agreement.
          “Person” shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.
          “Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit B hereto.
          “Record” shall have the meaning specified in Article 9 of the UCC.
          “Secured Obligations” shall have the meaning assigned in Section 3.1.
          “Secured Parties” shall mean the Agents and Lenders party to the Credit Agreement from time to time and shall include, without limitation, all former Agents and Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents or Lenders and such Obligations have not been paid or satisfied in full.
          “Designated FF&E” shall have the meaning assigned in Section 2.1.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
          “United States” shall mean the United States of America.
     1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this
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Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
SECTION 2. GRANT OF SECURITY.
     2.1 Grant of Security. Subject to compliance with applicable Nevada Gaming Laws, each Grantor hereby grants to the Collateral Agent, on behalf of all Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all equipment, fixtures, furniture, furnishings, and goods as described in any Collateral Schedule now or hereafter executed in connection herewith or in connection with the Credit Agreement (“Designated FF&E”), plus all items or units of equipment, fixtures, furniture, furnishings, and goods acquired at any time in substitution thereof or replacement therefor, spare and other parts, attachments, components, substitutes accessories, accessions (which term shall not include the removable contents (not financed by the Lenders) of any of the foregoing, for example, and by way of illustration, cash in slot machines and contents of minibars), manuals, installation kits, manufacturers’ and other warranties and guarantees and service contracts and similar rights related to the foregoing, and rights in any software and firmware, trademark licenses and other intellectual property affixed to, embedded in, or necessary to the operation of, the foregoing, and all documents of title (including, without limitation, warehouse receipts, dock receipts, bills of lading and the like) covering any of the foregoing (provided, that, to the extent any trademarks, service marks, logos or other indicia are affixed to any Designated FF&E, the Collateral Agent acknowledges that this grant of Lien does not include a lien on such intangible property or the goodwill associated therewith), and all proceeds (including, without limitation, cash collateral from time to time held by the Collateral Agent under any provision of the Credit Agreement or any other Credit Document, insurance and condemnation proceeds and proceeds of other proceeds) of the foregoing (all of which being hereinafter collectively referred to as the “Collateral”).
     2.2 [Intentionally Reserved].
SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.
     3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations and Guaranteed Obligations with respect to every Grantor (the “Secured Obligations”).
     3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under any
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of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreement by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral. Each Grantor, at its own expense, shall deliver to Collateral Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Collateral.
SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.
     4.1 Representations and Warranties.
          (a) Each Grantor hereby represents and warrants, on the Restatement Effective Date, that:
     (i) except as otherwise permitted by the Credit Agreement, it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, other than Permitted Liens;
     (ii) the full legal name of such Grantor is as set forth on such Grantor’s respective Schedule 4.1(A) and it has not done in the last five (5) years, and does not do, business under any other name except for those names set forth on such Grantor’s respective Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time without the consent of any party hereto);
     (iii) except as provided on such Grantor’s respective Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or principal place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;
     (iv) upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on such Grantor’s respective Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority
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only to Permitted Liens) on all of the Collateral to the extent a security interest in the Collateral can be perfected by filing under Article 9 of the UCC;
     (v) except as set forth on such Grantor’s respective Schedule 4.1(E), all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Agent of the rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;
     (vi) except as set forth on such Grantor’s respective Schedule 4.1(E), no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated by clause (v) above;
     (vii) such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on such Grantor’s respective Schedule 4.1(A) under the laws of the jurisdiction as set forth opposite such Grantor’s name on such Grantor’s respective Schedule 4.1(A). Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction; and
     (viii) with respect to any Collateral granted hereunder, (i) such Collateral is located at one of the applicable Grantor’s locations set forth on such Grantor’s respective Schedule 4.1(F), as such Schedule 4.1(F) may be updated from time to time, (ii) except as permitted by the Credit Agreement, no material Collateral is now, or shall at any time or times hereafter be stored at any other location without Collateral Agent’s prior consent (such consent not be unreasonably withheld or delayed), and if Collateral Agent gives such consent, each applicable Grantor will promptly obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) except as described on the applicable Grantor’s Schedule 4.1(G), such Collateral is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Collateral or the payment of any monies to any third party upon such sale or other disposition, and except as described on Schedule 4.1(G), (v) the completion of sale or other disposition of such Collateral by Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.
          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:
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     (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens arising solely by operation of law, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein not permitted under the Credit Documents;
     (ii) unless waived by the Collateral Agent or otherwise permitted by the Credit Agreement, it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit B attached hereto, together with all Supplements to Schedules thereto, at least 15 days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;
     (iii) except as permitted by the Credit Documents, it shall not take or permit any action which could impair the Collateral Agent’s rights in the Collateral in any material respect; and
     (iv) it shall not sell, transfer or assign any Collateral except as permitted by the Credit Agreement.
SECTION 5. FURTHER ASSURANCES; ADDITIONAL GRANTORS.
     5.1 Further Assurances.
          (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.
          (b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements,
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and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its reasonable discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein. Each Grantor shall furnish to the Collateral Agent from time to time, if so requested by Collateral Agent, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
          (c) Grantors shall in accordance with their customary practice keep and maintain, at their own cost and expense, records of the Collateral. Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.
          (d) Each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Collateral Agent and the other Secured Parties in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.
          (e) [Intentionally Reserved]
          (f) Grantors will advise Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Credit Document.
     5.2 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement substantially in the form of Exhibit C attached hereto. Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.
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SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
     6.1 Power of Attorney. Subject to compliance with applicable Nevada Gaming Laws, each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest and shall be irrevocable until the Termination Date) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, subject to the terms of the Credit Agreement, this Agreement and applicable Legal Requirements, from time to time upon and following the occurrence and continuation of an Event of Default, in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:
          (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor (if not so obtained by such Grantor) or paid to the Collateral Agent pursuant to this Agreement;
          (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
          (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;
          (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;
          (e) to prepare and file any UCC financing statements against such Grantor as debtor;
          (f) to the extent permitted by the Credit Agreement, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens arising solely by operation of law) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and
          (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the
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Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     6.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers or pursue or exhaust any of their rights against any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefore or any direct or indirect guarantee thereof. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 7. REMEDIES.
     7.1 Generally.
          (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Credit Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, subject to the terms of the Bank Intercreditor Agreement and subject to compliance with applicable Nevada Gaming Law, Collateral Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except for any notices which may be expressly required under this Agreement, any other Credit Document, or the Bank Intercreditor Agreement and for the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and other notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action and may uninstall, remove, collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith inspect, sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of or otherwise realize upon (including, without limitation, by making, adjusting or settling any claim related to any insurance or condemnation proceeds which may be payable with respect to any of the
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Collateral) and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Collateral Agent and the other Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Collateral Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Collateral Agent deems necessary or advisable.
     If any Event of Default shall have occurred and be continued, each Grantor further agrees, at Collateral Agent’s request, to assemble the Collateral and make it available to Collateral Agent at a place or places designated by Collateral Agent which are reasonably convenient to Collateral Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Collateral Agent. Collateral Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Collateral Agent. Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Collateral Agent’s remedies (for the benefit of Collateral Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Section 7.2 of this Agreement. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent or any other Secured Party to collect such deficiency.
          (b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
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          (c) To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against any other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against any other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the removal, collection or disposition of Collateral, (xii) to uninstall or otherwise remove any Collateral (whether or not in the nature of a fixture) from any premises where the same may have been installed or otherwise located or to fail to sell or otherwise dispose of any Collateral as part of any sale or other disposition of such premises or any other assets of any Grantor or any Subsidiary of any Grantor, or (xiii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would not be commercially unreasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).
          (d) Neither the Collateral Agent nor the other Secured Parties shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or
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remedies with respect to any Collateral therefore or any direct or indirect guarantee thereof. Neither the Collateral Agent nor the other Secured Parties shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Credit Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.
     7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of all Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
     7.3 Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to Indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.
     7.4 [Intentionally Reserved].
     7.5 Grant of License to Use Intellectual Property. Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 (including, without limiting the terms this Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent,
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for the benefit of Collateral Agent and the other Secured Parties, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of trademarks, to sufficient rights of quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said trademarks, to use, operate under, license, or sublicense any intellectual property now owned or hereafter acquired by such Grantor that is affixed, embedded in, or otherwise necessary to the operation of the Designated FF&E, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, solely to the extent that each Grantor has the right pursuant to the terms of the applicable license, contract or agreement to grant the Collateral Agent such irrevocable, non-exclusive license.
     7.6 Cash Proceeds. During the continuance of an Event of Default any proceeds of any Collateral received by any Grantor consisting of cash, checks and other similar non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent from a Grantor when an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing in accordance with the application of proceeds set forth in Section 7.2.
SECTION 8. COLLATERAL AGENT.
     The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon
Security Agreement

five (5) Business Days’ notice to the Administrative Agent and the Grantors, to appoint a successor Collateral Agent pursuant to the terms of the Credit Agreement. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder. The Collateral Agent (including any successor Collateral Agent) shall enjoy the benefits afforded it under Section 9.6 of the Credit Agreement, it being understood that the indemnification provided thereunder shall come from the Lenders based on their Pro Rata Share as set forth therein.
SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
     This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Termination Date. Such security interests shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. On the Termination Date, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments and UCC-3 termination statements to evidence such termination. Upon any sale, transfer or other disposition of property permitted by the Credit Agreement (or agreed to by the Requisite Lenders and/or Administrative Agent under the Credit Agreement in accordance with the terms thereof), the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. To the extent any property (including Specified FF&E) is financed by any lender pursuant to an Other FF&E Facility in accordance with the Credit Agreement, the Collateral Agent shall
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release any Liens in favor of the Secured Parties on such assets (subject to the standstill or intercreditor agreement, if any, executed by the Collateral Agent or Administrative Agent in connection with such Other FF&E Facility). The Collateral Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such releases.
SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.
     The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may (to the extent provided herein) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.
SECTION 11. MISCELLANEOUS.
          (a) Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement.
          (b) No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.
          (c) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
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All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Potential Event of Default or an Event of Default if such action is taken or condition exists.
          (d) This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder.
          (e) This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
          (f) This Agreement may be amended only by a written amendment executed by all the parties hereto evidencing their consent to such amendments. The consent of the Collateral Agent shall be directed by, to the extent required by the Credit Agreement, the vote of Required Lenders (or such other group of Lenders as is required thereunder).
          (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
          (h) SUBJECT TO THE APPLICATION OF NEVADA GAMING LAWS, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).
          (i) Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
          (j) The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or
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disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.
          (k) Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, but not limited to, the provisions of Section 11(h), with its counsel.
          (l) This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Secured Party, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
SECTION 12. AMENDMENT AND RESTATEMENT.
     All obligations and liabilities of the Grantors under the Existing Security Agreement shall be continued, extended as obligations and liabilities of the Grantors hereunder, and shall cover all Obligations from and after the Restatement Effective Date, and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not be deemed to constitute a substitution or novation of such obligations and liabilities. This Agreement shall not in any way release or impair the rights, duties, obligations or Liens created pursuant to the Existing Security Agreement or any other Loan Document (as defined in the Existing FF&E Credit Agreement), whether or not such document is amended and restated in connection with this Agreement or otherwise, or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Closing Date, and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith or therewith, and all of such rights, duties, obligations and Liens are continued, ratified and affirmed by the parties hereto.
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Security Agreement

     IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS: LAS VEGAS SANDS, LLC
By:	s/s Robert P. Rozek
	Name:	Robert P. Rozek
Title : Senior Vice President and Chief Financial Officer

VENETIAN CASINO RESORT, LLC
By:	s/s Robert P. Rozek
	Name:	Robert P. Rozek
Title : Senior Vice President and Chief Financial Officer

COLLATERAL AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION
By:	s/s Richard O’Neill
	Name:	Richard O’Neill
	Title:	Duly Authorized Signatory